As filed with the Securities and Exchange Commission on November 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-0467113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Apollo Global Management, Inc.

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John J. Suydam, Esq.

Vice President and Secretary

ACREFI Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq.

Andrew S. Epstein, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(2)	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	2,000,000	(2)	(2)	(2)

(1)

The amount of common stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)

The securities to be registered are unsold shares previously registered pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-221483) filed on November 9, 2017, which shares had been carried forward from the Registration Statement on Form S-3 (Registration Statement No. 333-200177) filed on November 13, 2014, and in respect of which a filing fee of $3,830 was paid. The filing fee previously paid in connection with the unsold shares will continue to apply to the unsold shares in accordance with Rule 415(a)(6) promulgated pursuant to the Securities Act of 1933, as amended.

PROSPECTUS

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

Direct Stock Purchase and Dividend Reinvestment Plan

Our Direct Stock Purchase and Dividend Reinvestment Plan, or the Plan, provides new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock. By participating in the Plan, you may purchase additional shares of our common stock by reinvesting some or all of the cash dividends that you receive on your shares of our common stock. In addition, the Plan permits you to make optional cash investments of up to $10,000 per month, and, with our prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of our common stock. We may, in the future, offer a discount from the market price of our common stock ranging from 0% to 5%, including the payment by us of applicable brokerage fees, pursuant to the dividend reinvestment or optional cash investment features of the Plan, at our sole discretion.

Plan highlights include:

•	Any registered holder of our common stock may elect to participate in the Plan.

•	Interested new investors who are not currently holders of our common stock may make their initial purchase through the Plan.

•	Full or partial dividend reinvestment options.

•

Optional cash investments of up to $10,000 per month, and, with our prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of our common stock; we may, in the future, offer a discount from the market price of our common stock ranging from 0% to 5%, including the payment by us of applicable brokerage fees, at our sole discretion.

•	You may build your investment over time, starting with as little as $250 or $100, if you authorize automatic cash investments.

•	You may access your account online at shareowneronline.com to review and manage your investment.

•	Optional automatic withdrawals from your bank account.

This prospectus relates to the offer and sale of up to 2,000,000 authorized but unissued shares of our common stock under the Plan. Plan participants should retain this prospectus for future reference.

To ensure that we may continue to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes, no stockholder may own more than 9.8% (in value or number, whichever is more restrictive) of the outstanding shares of our common or capital stock, unless our board of directors waives this limitation. See the discussion under “U.S. Federal Income Tax Considerations” for more information.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “ARI.”

An investment in our common stock entails certain material risks and uncertainties that should be considered. See “Risk Factors,” or similar captions, in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 5, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. This prospectus covers shares of our common stock that we may issue and sell pursuant to the Plan. You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entire prospectus, as well as the documents incorporated by reference in this prospectus, before making a decision to participate in the Plan.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Apollo Commercial Real Estate Finance, Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “Apollo” refer to Apollo Global Management, Inc., a Delaware corporation, together with its subsidiaries; and references in this prospectus to “our Manager” refer to ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc.

SUMMARY INFORMATION

Overview

We are a Maryland corporation that has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income purposes. We primarily originate, acquire, invest in and manage performing commercial first mortgage loans, subordinate financings, and other commercial real estate-related debt investments. We refer to the assets we target for acquisition as our target assets.

We are externally managed and advised by ACREFI Management, LLC, or our Manager, an indirect subsidiary of Apollo Global Management, Inc., a leading global alternative investment manager with a contrarian and value-oriented investment approach in private equity, credit and real estate with assets under management of approximately $433.1 billion as of September 30, 2020. Our Manager is led by an experienced team of senior real estate professionals who have significant expertise in underwriting and structuring commercial real estate financing transactions. We benefit from Apollo’s global infrastructure and operating platform, through which we are able to source, evaluate and manage potential investments in our target assets.

Our principal business objective is to invest in our target assets in order to provide attractive risk adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation.

We were organized in 2009 and have elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2009. We are generally not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute our net taxable income to stockholders and satisfy certain other requirements that allow us to maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to continue to remain excluded from registration as an investment company under the Investment Company Act of 1940, or the 1940 Act.

Our Corporate Information

Our principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, New York 10019. Our telephone number is (212) 515-3200. Our website is www.apolloreit.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” or similar captions contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which reports are incorporated herein by reference and have been filed with the Securities and Exchange Commission, or the SEC, as well as other information in this prospectus before purchasing our common stock. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this document and will make forward-looking statements in future filings with the SEC, press releases or other written or oral communications within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	the macro- and micro-economic impact of the COVID-19 pandemic;

•	the severity and duration of the COVID-19 pandemic;

•	actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact;

•	the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources;

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

•	the demand for commercial real estate loans;

•	our business and investment strategy;

•	our operating results;

•	actions and initiatives of the U.S. government and governments outside of the United States, changes to government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including secured debt arrangements and securitizations;

•	the timing and amount of expected future fundings of unfunded commitments;

•	the availability of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	expected leverage;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	the scope of our target assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting, legal or regulatory issues or guidance and similar matters;

•	our continued maintenance of our qualification as a REIT for U.S. federal income tax purposes;

•	our continued exclusion from registration under the 1940 Act;

•	the availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	the availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our present and potential future competition; and

•	unexpected costs or unexpected liabilities, including those related to litigation.

We caution that the foregoing list of factors is not all-inclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our most recently filed Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or similar captions, included in our subsequent Quarterly Reports on Form 10-Q, which reports are incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” or similar captions in our most recently filed Annual Report on Form 10-K and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

DESCRIPTION OF THE PLAN

Our Direct Stock Purchase and Dividend Reinvestment Plan is described in the following questions and answers:

1.	Why is the Plan being offered?

The purpose of the Plan is to provide a convenient and economical method for our current stockholders to acquire shares of our common stock by investing cash dividends paid on their shares of our common stock to purchase additional shares of our common stock. The Plan also provides our current stockholders and new investors with a convenient way to acquire shares of our common stock by making optional cash investments to purchase shares of our common stock. In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our common stock. The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our common stock to participants in the Plan. Shares of our common stock credited to a participant’s account are considered “Plan Shares.”

2.	What features does the Plan offer?

•

Automatic dividend reinvestment. You can increase your holdings of our common stock through automatic reinvestment of your cash dividends. You can elect to reinvest all or a percentage of your dividends.

•

Optional cash investments. You can increase your holdings of our common stock through optional cash investments of $100 or more. You can make optional cash investments by check or by authorizing a one-time debit or automatic withdrawals from your bank checking or savings account (see Question 9).

•

Initial investment. If you are not a current stockholder, you can make an initial investment in our common stock, starting with as little as $250 or $100 if you sign up for automatic investments (see Question 8).

•	Automated transactions. You can execute many of your Plan transactions online at shareowneronline.com or by phone if you have established automated privileges.

Refer to Question 9 for details on fees charged for these transactions and services.

3.	What are the primary benefits and disadvantages of the Plan?

The primary benefits of participating in the Plan are as follows:

•	You may automatically reinvest cash dividends on all or a portion of your holdings of our common stock in additional shares of our common stock.

•

You may also invest in shares of our common stock by making optional cash investments. Subject to certain exceptions in the case of Large Cash Purchases (as defined herein) (see Question 26), your total optional cash investment for any month is limited to $10,000. You can make optional cash investments by check or by authorizing a one-time debit or automatic withdrawals from your bank checking or savings account.

•

If we issue new shares of our common stock to participants in the Plan, we may sell them at a discount of up to 5% from the market price of our common stock, including the payment by us of any applicable brokerage fees. If the Plan Administrator acquires our shares in the open market for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares, treating any brokerage fees we pay as included in the discount. You should note, however, that we are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. Any such discounts will be made at our sole discretion.

•

The Plan provides participants with the opportunity to acquire additional shares of our common stock directly from us without having to pay, subject to certain exceptions, the trading fees or service charges associated with an independent purchase (see Question 9).

•

You may direct the Plan Administrator to transfer, at any time and at no cost to you, all or a portion of your shares in the Plan to a Plan account for another person as long as you meet all of the transfer requirements set forth in Question 19.

•

The Plan offers a “share safekeeping” service that allows you to deposit your company stock certificates with the Plan Administrator at no cost to you and to have your ownership of common stock purchased under the Plan maintained on the Plan Administrator’s records in uncertificated form as part of your Plan account, if you so desire.

•

In order to simplify your recordkeeping, the Plan Administrator will send you an account statement as soon as administratively possible after each dividend reinvestment and after each optional cash investment. The Plan Administrator (as defined in Question 5) will also send you an account statement after any transfer, sale or withdrawal of Plan Shares.

The primary disadvantages of participating in the Plan are as follows:

•

Your investment in the Plan is no different from any investment in shares of our common held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares.

•

When you reinvest dividends under the Plan, you will be treated for U.S. federal income tax purposes as having received a dividend on the related date of purchase of shares of common stock under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 24.

•

You will have limited control over the specific timing of purchases and sales of our common stock under the Plan. Because the Plan Administrator must receive funds for a cash purchase prior to the actual purchase date of the common stock, your investments may be exposed to changes in market conditions.

•	No interest will be paid on funds that the Plan Administrator holds pending investment or that may ultimately be returned to you. See Question 9.

•	The purchase price for shares of common stock purchased under the Plan may exceed the price of acquiring shares of common stock on the open market at any given time on the actual purchase date.

4.	Who may participate in the Plan?

You may participate in the Plan if you are:

•	a current owner of shares of our common stock;

•	a first-time investor that is a U.S. citizen or a corporation or other entity organized or domiciled in the United States; or

•

a first-time investor that is a foreign citizen or a corporation or other entity organized or domiciled outside the U.S., if there are no laws or governmental regulations that would prohibit you from participating, or that would affect the terms of the Plan.

5.	Who is the Plan Administrator and what does the Plan Administrator do?

Equiniti Trust Company d/b/a EQ Shareowner Services (“EQ Shareowner Services”) serves as the administrator of the Plan (“Plan Administrator”) on our behalf. The Plan Administrator receives optional cash investments, directs the purchase and sale of shares of our common stock for Plan participants, keeps records, sends statements and performs other duties required by the Plan. In addition, EQ Shareowner Services serves as the transfer agent and registrar for shares of our common stock.

The Plan Administrator will appoint a broker to act on behalf of Plan participants with respect to any purchases of shares of our common stock in the open market and any sales of shares of our common stock held in the Plan for participants.

6.	How do I enroll in the Plan if I am a current stockholder of record?

If you already own shares of our common stock and the shares are registered in your name, you can join the Plan by enrolling online by accessing your shareowner account through the Plan Administrator’s website at shareowneronline.com or by completing an Account Authorization Form and returning it to the Plan Administrator.

7.	How do I enroll if my shares are held other than in my name?

If you hold shares of our common stock in “street name” in a brokerage, bank or other intermediary account, you can participate in the Plan by instructing your broker, bank or other intermediary to have your shares transferred into your name. After your shares are transferred into your name you will receive a shareowner account statement and instructions for enrolling in the Plan as described in Question 6 above. If you do not wish to transfer your shares of common stock into your name from your brokerage, bank or other intermediary, you can participate by making cash investments in the Plan as described in Question 8 below.

8.	How do I enroll if I am not currently a stockholder?

If you do not currently own any shares of our common stock, or if you hold shares of our common stock in “street name” in a brokerage, bank or other intermediary account and you do not wish to transfer your shares of common stock into your name, you can enroll in the Plan by:

•	enrolling online at shareowneronline.com and authorizing the Plan Administrator to make a one-time withdrawal from your bank account of at least $250;

•	completing and returning an Account Authorization Form, together with an initial investment of at least $250;

•	enrolling online at shareowneronline.com and agreeing to make a one-time withdrawal from your bank account of at least $100 and authorizing recurring cash investments of at least $100; or

•	completing and returning an Account Authorization Form together with an initial investment of at least $100 authorizing automatic cash investments of at least $100.

Regulations in certain countries may limit or prohibit participation in this type of plan. Persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

9.	What are the fees associated with participation in the Plan?

There is no fee to enroll in the Plan.

We will pay all of your optional cash purchase and dividend reinvestment transaction fees and trading commissions to the extent that trading commissions and similar fees, together with any discount we offer on the shares, do not exceed 5% of the fair market value of the shares you acquire. You will pay the applicable fees and trading commissions when you sell your shares of our common stock through the Plan as described below. The following sets forth the fees applicable to your participation in the Plan:

Investment fees
Initial enrollment (new investors only)	Company Paid
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	Company Paid
Optional cash purchase trading commission per share	Company Paid
Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$25.00 per year

We may change these participation fees at any time. We will give you notice of any fee increase before it applies to you.

For sale transactions, transaction fees and brokerage commissions are deducted from the sale proceeds.

10.	What are my options for optional cash investments?

You may purchase shares of our common stock by using the Plan’s optional cash investment feature, but you have no obligation to make such an investment. Optional cash investments are applied by the Plan Administrator to the purchase of shares of our common stock generally within five trading days from receipt of your investment amount. If you are not a Plan participant at the time you wish to make your first optional cash investment, you must enroll in the Plan in order to make that investment. If your initial investment in the Plan is made in the form of an optional cash investment, your initial minimum investment must be at least $250 or $100 together with an authorization for automatic withdrawals (see Question 8). Thereafter, additional optional cash investments may be made in any amount between $100 and $10,000 per month. If you are an existing holder of shares of our common stock, you may also make optional cash investments in any amount between $100 and $10,000 per month.

Minimum and Maximum Investments. After you have enrolled in the Plan and either deposited shares of our common stock into your account or satisfied the requirements for opening your account by making an initial cash investment, you may purchase additional shares using the optional cash investment feature. You must invest at least $100 for any optional cash investment. Unless we approve your request to invest more than $10,000 monthly (a “Large Cash Purchase”), you may not invest more than $10,000 in any month. See Question 26 below for more information on how to make a Large Cash Purchase request in any particular month. Any optional cash investment that is less or more than the permitted investment amounts will be returned to you without interest.

Investment Dates. Investments of optional cash contributions received by the Plan Administrator will be generally within five trading days from receipt of your investment amount and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Exchange Act or other applicable provisions of securities law (each such date, an “Investment Date”). The Plan Administrator will invest dividend funds as soon as administratively possible, and no later than 30 trading days, following the dividend payment date. In making purchases for the participant’s account, the Plan Administrator may commingle the participant’s funds with those of other participants of the Plan. Purchases may be subject to certain fees and conditions (see Question 9).

Contribution of Funds for Investment. The Plan Administrator must receive your funds for optional cash contributions no later than one business day prior to an Investment Date. If the Plan Administrator does not receive your funds by these deadlines, it may hold those funds and invest them the following week. No interest will be paid on funds held by the Plan Administrator pending investment. Accordingly, you may want to take those actions you deem necessary to be assured that any optional cash contributions will be delivered to the Plan Administrator in sufficient time to be invested on the desired Investment Date. To obtain the return of funds transmitted for investment before any Investment Date, the Plan Administrator must receive a written request from you no later than the second business day before the relevant Investment Date.

Contribution Payment Options.

•

Checks—To make an investment by mail, payments must be in U.S. dollars and drawn on a U.S. or Canadian financial institution. Cash, money orders, traveler’s checks or third party checks are not accepted.

•

Automatic investments—A participant may setup an automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see Question 23). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from the participant’s designated bank account on or about the 9th and/or the 25th of each month and will be invested in our common stock within five trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

Insufficient Funds. A fee will be assessed if any check or deposit is returned unpaid or if an automatic withdrawal from your bank account fails due to insufficient funds (see Question 9). In addition, the Plan Administrator will consider null and void the request for any optional cash investment associated with insufficient funds and will immediately remove any shares already credited to your account in anticipation of receiving those funds. The foregoing fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

Credit of Shares in Plan Accounts. If the Plan Administrator acquires shares of our common stock for you from us with respect to a particular optional cash investment, your account will be credited with the shares purchased on the applicable Investment Date. If the Plan Administrator’s broker acquires shares of our common stock through open market purchases, the Plan Administrator will begin to acquire shares of our common stock on the appropriate Investment Date and continue until all purchases for that cash investment are completed. In this case, your account will be credited with the acquired shares of common stock following the last day on which all such purchases are completed.

No interest is paid on your payment pending its investment in shares of our common stock. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

11.	What are my dividend reinvestment options?

The dividend reinvestment option you elect can be applied to all your shares, whether held in certificate form, through book-entry Direct Registration Shares (“DRS”) or in the Plan.

•

Full Dividend Reinvestment. All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry DRS, less any withholding tax, will be used to purchase additional shares of our common stock. The participant will not receive cash dividends from us; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the participant’s account. (RD)

•

Partial Dividend Reinvestment. A participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. A participant may elect percentages from 10% to 90%, in increments of 10%. The cash portion of dividends, less any withholding taxes, will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RX)

An example of partial reinvestment by percentage: A participant has a total of 150 shares; 120 shares are held in the Plan, 15 in physical certificate form and 15 shares in book-entry DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

If you do not specify any option when you enroll, your account will be set up for full dividend reinvestment.

Initial Option Selection. Your reinvestment option will not apply to any dividend payment if you are not enrolled in the Plan on or before the “record date” for that dividend, which is the date on which a person must be a registered holder of shares of our common stock in order to receive dividends. If you enroll after the record date for a dividend payment, receipt or reinvestment of dividends will not commence until payment of the dividend for the next dividend period. No interest will be paid on funds held by the Plan Administrator pending investment.

Change of Option. You may change your investment option at any time by accessing your account at shareowneronline.com or by completing a new Account Authorization Form and returning it to the Plan Administrator. The Plan Administrator must receive notice of a change of your investment option on or before a dividend record date in order for the change to be effective for that dividend payment.

Dividend Payment Dates. Payment of cash dividends on shares of our common stock is subject to the discretion of our board of directors. Dividends normally are payable on a quarterly basis.

Credit of Reinvested Dividends. If the Plan Administrator acquires shares of our common stock from us for a particular dividend reinvestment, your account will be credited with the shares on the dividend payment date. If the Plan Administrator’s broker acquires the shares through open market purchases, shares of our common stock will be acquired with dividend proceeds beginning on the related dividend payment date and will continue until all purchases for that dividend payment date are completed. In this case, your account will be credited with the shares following the last day on which all such purchases are completed.

Electronic Deposit of Cash Dividends. For electronic direct deposit of any dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The participant should include a voided check or deposit slip from the bank account for which to set up direct deposit. If the shares are jointly owned, all owners must sign the form. You should allow 15 days for your direct deposit authorization to be established. Enrollment requests established no later than the dividend record date will be in effect for that dividend payment. You also may change your designated bank account for receipt of dividends by direct deposit or discontinue this feature by accessing your shareowner account at shareowneronline.com or by notifying the Plan Administrator in writing.

12.	How does the Plan Administrator buy the shares?

The Plan Administrator will purchase shares of our common stock needed to meet the requirements of Plan participants for dividend reinvestments and optional cash investments:

•	directly from us from our authorized but unissued shares of common stock;

•	from third parties, through open market purchases; or

•	using a combination of the foregoing.

We will have the sole discretion to determine from which of these sources shares will be acquired to meet Plan requirements from time to time.

13.	At what price will the Plan Administrator purchase the shares?

Purchases Directly from Us. We may elect to satisfy the requirements of Plan participants for dividend reinvestments or optional cash investments not exceeding $10,000 per month with shares purchased directly from us. In this case, the purchase price of the shares will be the closing price of shares of our common stock (less any applicable discount) as reported on the consolidated tape for NYSE-listed companies administered by the Consolidated Tape Association on the last day that our common stock was traded on the NYSE immediately preceding the Investment Date. No processing fee will be charged. Shares of our common stock acquired directly from us pursuant to the Plan may be acquired at a discount rate, as determined and set by us from time to time, ranging from 0% to 5% from the market price of our common stock, taking into account any trading commissions or similar fees paid by us, at our sole discretion. You should note, however, that we are not initially anticipating offering shares at a discount under the Plan. The pricing of shares of our common stock purchased from us pursuant to Large Cash Purchase requests is described above under Question 26 below.

Open Market Purchases. If we elect to satisfy the requirements of Plan participants by allowing the purchase of shares of our common stock in the open market, the price per share will be the weighted average price of all shares of our common stock (less any applicable discount) purchased by the Plan Administrator’s broker for the applicable investment period. Shares of our common stock (less any applicable discount) purchased by the Plan Administrator in the open market may be acquired at a discount rate, as determined and set by us from time to time, ranging from 0% to 5% from the market price, treating any applicable brokerage fees as included in the discount, which will be paid by us, at our sole discretion. You should note, however, that we are not initially anticipating discounting the purchase price of our shares under the Plan. We will pay all processing fees for dividend reinvestments and when shares are purchased from third parties.

When shares of our common stock are to be purchased from third parties, the Plan Administrator will make arrangements with a broker to use reinvested cash dividends and optional cash investments to purchase shares of our common stock in the open market on such terms as the Plan Administrator may reasonably determine. Purchases will begin on the applicable Investment Date and may be made over a number of days to meet the requirements of the Plan. No interest will be paid on funds held by the Plan Administrator pending investment. The broker may commingle your funds with those of other participants in the Plan for purposes of executing purchase transactions.

Because the Plan Administrator will arrange for purchases of shares of our common stock on behalf of the Plan through an a broker, neither we nor any participant in the Plan will have the authority or power to control either the timing or price of the shares of our common stock purchased. Therefore, you will not be able to time precisely your purchases through the Plan, and you will bear the market risk associated with fluctuations in the price of shares of our common stock. As a result, if you transmit funds for an optional cash investment, it is possible that the market price of shares of our common stock could rise or fall before the Plan Administrator arranges to purchase shares of our common stock with your funds. The broker will use its best efforts to apply all funds to the purchase of shares of our common stock before the next Investment Date, subject to any applicable requirements of federal or state securities laws or regulations.

We are not required to sell shares issued by us at a discount to the Plan or to pay a discount with respect to shares purchased by the Plan Administrator in the open market. We are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. If we implement discounts on any feature of the Plan, any such discounts will be made at our sole discretion; and the discount rate we may offer will be subject to change or discontinuance at our discretion and without prior notice to participants in the Plan. The discount rate, if any, will be determined by us from time to time based on a review of current market conditions, the level of participation in the Plan, our current and projected capital needs and other factors that we deem to be relevant. To find out whether we are offering discounts under the Plan you may telephone us at (855) 232-5476 or (917) 472-4199 to determine (by prerecorded message) if we are offering any such discounts.

The purchase price for Large Cash Purchases is discussed in the response to Question 26 below.

14.	How often will I receive account statements?

The Plan Administrator will mail you a statement after each dividend reinvestment showing all of your year-to-date transactions (including shares acquired, amounts invested and purchase prices) and other account information. Supplemental statements or notices will be sent to you when you make an optional cash investment or a deposit, transfer or withdrawal of shares.

You may elect to receive all statements or notices electronically by accessing your account on the Plan Administrator’s website at shareowneronline.com.

You may also obtain historical information about your account by accessing your account online through the Plan Administrator’s website at shareowneronline.com. You may request at any time a statement of your account from the Plan Administrator for the current year and most recent prior year free of charge. The cost for copies of account statements for earlier years is $25. Please retain your account statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Plan Administrator promptly of any change in your address or, if you elect to receive communications electronically, your e-mail address, to ensure that you receive all notices, statements and reports regarding your participation in the Plan.

Account statements provide participants with records of their purchases and sales and other important information and should be retained for tax purposes.

15.	Will I receive stock certificates for my Plan Shares?

Each share purchase is credited to your Plan account. Your account statement will show the number of shares of our common stock, including any fractional share, credited to your account. You will not receive a certificate for your Plan Shares unless you request one. You can request a certificate by submitting your request in writing to the Plan Administrator (see Question 23 below for the mailing address). Certificates for fractional shares are never issued.

16.	Can I deposit stock certificates for safekeeping?

Yes, you can deposit stock certificates registered in your name at any time. The Plan Administrator will provide safekeeping of your shares at no cost to you, including when you first enroll. To use this service, you must send your certificates to the Plan Administrator with a properly completed Transaction Request Form attached to your statement (see Question 23).

Certificated shares that you deposit with the Plan Administrator are credited to your Plan account and thereafter are treated as if they were acquired under the Plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the Plan Administrator. By using the share safekeeping feature, you no longer bear the risks associated with loss, theft or destruction of stock certificates.

Regardless of the mailing method used, you bear the full risk of loss if the certificates are lost or stolen. Please do not endorse your certificates prior to mailing.

17.	How do I enroll in optional mail loss insurance?

Please be advised that choosing registered, express or certified mail alone will not provide full protection, should the certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the shares should they become lost or stolen through the mail. The Plan Administrator can provide low-cost loss insurance for certificates being returned for conversion to book-entry form. Replacement transaction fees may also apply.

To take advantage of the optional mail loss insurance, simply include a check in the amount of $10.00, made payable to “EQ Surety Program,” along with the certificates and instructions. Choose an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000. The value of certificate shares is based on the closing market price of our common stock on the trading day prior to the documented mail date.

Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. A copy of the certificates mailed, along with proof that it was sent by trackable mail should be submitted with the claim. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates. Because the participant bears the risk of loss in sending share certificates, it is recommended that the participant sends them registered, insured for at least 4% of the current market value and request a return receipt.

Please do not endorse your certificates. You are strongly urged to send your certificates by certified or registered mail, insuring them for 4% of the current market value of the shares of our common stock represented by the certificates. Regardless of the method used, you bear the full risk of loss if the certificates are lost or stolen.

18.	Can I withdraw shares from my account?

At any time, you may withdraw some or all of your shares from your account, free of charge, and obtain the withdrawn shares of our common stock in book-entry form through DRS upon written request to the Plan Administrator, or by contacting the Plan Administrator by phone or by accessing your account online at shareowneronline.com. Stock certificates may be requested by submitting a request to the Plan Administrator in writing. Only whole shares of common stock may be withdrawn from your Plan account. If you request all of the shares of common stock in your account to be withdrawn and your Plan account holds a fractional share, a check for the value of the fractional share will be mailed to you. The amount of the check will be based on the then-current market value of the fractional share, less a service fee and processing fees. The Plan Administrator will establish the book-entry position through DRS representing the withdrawn shares as soon as administratively possible after receiving your request.

Book-entry positions through DRS will be established in the name or names in which your Plan account is registered, unless you otherwise instruct the Plan Administrator. If the book-entry position through DRS is to be established in the name of a person other than the name appearing in your Plan account registration, your signature on the applicable instructions or Stock Power Form must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program, as described below in Question 19.

19.	Can I transfer my Plan Shares to someone else?

You can give or transfer shares of our common stock from your Plan account to anyone you choose by:

•	making an initial cash investment of at least $250 to establish an account in the recipient’s name;

•	submitting an optional cash investment on behalf of an existing Plan participant in an amount of not less than $100 or more than $10,000 per month;

•	transferring shares from your Plan account to the account of an existing Plan participant; or

•	transferring a whole number of shares from your account to a recipient outside the Plan.

You may transfer shares of our common stock to the accounts of existing Plan participants or establish a new account. If your investments or transfers are made to an existing account, dividends on the shares credited pursuant to such investments or transfers will be invested in accordance with the elections made by the existing account owner. New Plan participants may elect any of the Plan’s available dividend investment options by completing an Account Authorization Form.

When authorizing a transfer of your shares, you must send written instructions to the Plan Administrator and must have your signature on the letter of instruction “Medallion Guaranteed” by a financial institution participating in the Medallion Signature Guarantee program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If you need additional assistance regarding the transfer of your shares, please telephone the Plan Administrator. You also may find information and obtain forms on the Plan Administrator’s website at shareowneronline.com.

You may not pledge any shares of our common stock held in your Plan account as collateral for a loan or other obligation. If you wish to pledge shares of our common stock held in your Plan account, you first must withdraw the number of shares you propose to pledge from your Plan account and request a physical certificate for that number of shares. Your request must be submitted in writing to the Plan Administrator.

20.	How do I sell my Plan Shares?

Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which our common stock is traded. Depending on the number of shares of our common stock to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-‘Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail). The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days after the Plan Administrator receives the sale request (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone). The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sale requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone). The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute the sale as a Market

Order when and if the stock reaches or exceeds the specified price on the day the order was placed (or for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-‘Til-Date/Canceled (“GTD/GTC”) Limit Order (online or telephone). A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute the sale as a Market Order when and if the stock reaches or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone)—The Plan Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the participant (see Question 9 for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to U.S. federal backup withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. See “U.S. Federal Income Tax Considerations.” Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested from the Plan Administrator by the Participant in writing, that the participant can deliver to their broker.

The common stock share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Our insider trading policy provides that the participant may not trade in our common stock if in possession of material, non-public information about our company. Share sales by any of our directors who is an “independent director” as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual (each, an “Independent Director”) and any family member residing within the same household as any such Independent Director, or any entity controlled by any such Independent Director, and all employees, partners, directors and officers (each such person an “Apollo Employee”) of Apollo Global Management, Inc. and its subsidiaries and any family member residing within the same household as any such Apollo Employee, or any entity controlled by any such Apollo Employee, must be made in compliance with our insider trading policy.

The price of our common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares of our common stock. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made.

21.	How do I close my account?

You can terminate your participation in the Plan at any time by contacting the Plan Administrator. You can submit your request for termination online, by telephone or through the mail (see Question 23). For your convenience, a Transaction Request Form is attached to your statement. Complete the form by filling in the required fields and indicating your intention to terminate your participation in the Plan. Following termination, all future dividends will be paid to you in cash.

Retain shares. If you elect to keep your shares, the whole shares held in your Plan account balance will be moved to book-entry DRS. Any fractional shares will be sold at the market price, and you will receive a check, less any fees, for the proceeds.

Sell shares. If you choose to sell all of your shares, your sale proceeds, less applicable taxes and transaction fees, will be remitted to you via check, or you can choose to have them directly deposited into your bank account.

If you terminate your participation in the Plan but do not indicate your preference to retain or sell your shares, the Plan shares will be moved to book-entry DRS form until the Plan Administrator receives further instructions.

22.	Can my account be involuntarily closed?

If your total holdings in the Plan fall below one share, the Plan Administrator may liquidate the fractional share, remit the proceeds to you by check, and close your Plan account. The amount of the check will be based on the then-current market value of the fractional share, less a service fee and processing fees (see Question 9 for a description of such fees).

23.	How do I contact the Plan Administrator?

Internet

shareowneronline.com

Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.

To enroll in the Plan:

If you are an existing registered shareholder:

1.	Go to shareowneronline.com

2.	Select Register then Register for Online Access

3.	Enter your Company Name, Authentication ID* and Account Number

*	If you do not have your Authentication ID, select I don’t know and complete the online form to have it sent to you. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Select Register then Buy Shares in a Company

3.	Select Apollo Commercial Real Estate Finance, Inc.

4.	Select Invest in this company and follow the instructions to buy shares

Email

Go to shareowneronline.com and select Contact Us.

Telephone

(800) 468-9716 Toll-Free

(651) 450-4064 outside the United States

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time.

You may also access your account information 24 hours a day, 7 days a week using the Plan Administrator’s automated voice response system.

Written correspondence and deposit of certificated shares*:

EQ Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified and overnight delivery

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

*	If sending in a certificate for deposit, see Question 16.

24.	What are the material U.S. federal income tax consequences of participating in the Plan?

Dividend Reinvestment. The reinvestment of dividends does not relieve you of any U.S. federal income tax which may be payable on such dividends. When your dividends are reinvested to acquire shares of our common stock (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common stock on the date the dividends are reinvested multiplied by the number of shares (including any fractional share) purchased, plus any trading fees or similar fees that we pay on your behalf.

So long as we continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the distribution will be taxable under the provisions of the Internal Revenue Code applicable to REITs and their stockholders, pursuant to which (i) distributions (other than those designated as capital gain dividends or qualified dividend income) will be taxable to stockholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions that are designated as capital gain dividends or qualified dividend income by us will be taxed to stockholders at rates applicable to long-term capital gains to the extent that such amounts do not exceed our net capital gain or qualified dividend income for the taxable year, (iii) distributions that are not designated as capital gains dividends or qualified dividend income and that are in excess of our current or accumulated earnings and profits will be treated as a tax-free return of capital to the stockholders to the extent of the adjusted basis of each stockholder’s shares and will reduce the adjusted tax basis of each stockholder’s shares (but not below zero) and (iv) such distributions in excess of a stockholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares. You should be aware that, because shares of our common stock purchased with reinvested dividends may be purchased at a discount and because we may pay a portion of the purchase price, trading fees or service charges on your behalf, the taxable income received by you as a participant in the Plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

The Plan Administrator will report to you for tax purposes the dividends to be credited to your account as well as any discounts or trading fees or service charges incurred by us. Such information will also be furnished to the Internal Revenue Service, or the IRS, to the extent required by law.

Optional Cash Purchases. The U.S. federal income tax consequences relating to a discount associated with a cash purchase of shares under the Plan are not entirely clear under current law. We expect to treat the excess value of the shares acquired by a stockholder by cash purchase under the Plan as a distribution from us. You should consult your tax advisors in this regard.

Subject to the following discussion, you will have a tax basis in shares acquired through the cash purchase component under the Plan equal to the amount of the cash payment plus the excess, if any, of the fair market value of the shares on the purchase date plus any applicable brokerage fees paid with respect to the purchases over the amount of the payment, but only to the extent such excess is treated as a distribution taxable as a dividend. Absent an election to the contrary from you, the Plan Administrator intends to use the “first in first out—FIFO basis method” (as defined in applicable Treasury Regulations) for shares of our common stock acquired by or for you under the Plan.

Compliance with Emergency Economic Stabilization Act of 2008:

The Plan qualifies as a Dividend Reinvestment Plan (DRP) under the meaning of Treasury Regulation 1.1012-1(e)(6)(i), which enables participants to use the “average basis method” when determining the tax basis of any shares sold. As a result, in order to participate in the Plan, a participant must elect to reinvest a minimum of 10% of the dividends (if any) paid on shares held in the Plan. This Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares, such as the average basis method, which is further discussed below under “U.S. Federal Income Tax Considerations—Tax consequences of participation in the Plan,” by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis at any time or may designate their preference for the average basis method at any time, effective for sales occurring after the election. Federal tax regulations require the FIFO tax lot selection method for determining the holding period for each share of stock held in the Plan after the average cost basis election has been made. If a stockholder chooses to receive a dividend in cash, or reinvest less than 10% of a dividend, the stockholder is not eligible to utilize the average basis method for sale of shares through this Plan. You should consult your tax advisor regarding these methods and the elections that are appropriate for you.

The holding period for shares (including a fractional share) acquired under the Plan generally will begin on the day after the shares are acquired. In the case of participants whose dividends are subject to U.S. backup withholding (see Question 25), the Plan Administrator will reinvest dividends less the amount of tax required to be withheld.

Receipt of Share Certificates and Cash. You will not realize any additional income for U.S. federal income tax purposes when you receive certificates for shares of our common stock credited to your Plan account. Any cash received for a fractional share held in your Plan account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss for U.S. federal income tax purposes equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

25.	What are the effects of the U.S. federal income tax withholding provisions applicable to U.S. stockholders?

We or the Plan Administrator may be required to withhold on all dividend payments to a stockholder if (i) such stockholder has failed to furnish his or her taxpayer identification number, which for an individual is his or her social security number, (ii) the IRS has notified us that the stockholder has failed to properly report interest or dividends or (iii) the stockholder has failed to certify, under penalty of perjury, that he or she is not subject to backup withholding. Additional withholding taxes may apply to participants who are non-U.S. stockholders, as defined under “U.S. Federal Income Tax Considerations.” In the case of a stockholder who is subject to backup withholding tax on dividends under the Plan, the amount of the tax to be withheld will be deducted from the amount of the cash dividend and only the reduced amount will be reinvested in Plan Shares.

The summary set forth in Questions 24 and 25 is intended only as a general discussion of the current U.S. federal income tax consequences of participation in the Plan. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular participants in light of their personal investment circumstances or certain types of participants (including foreign persons, insurance companies, tax-exempt organizations, financial institutions or broker-dealers) subject to special treatment under the U.S. federal income tax laws. For a discussion of the U.S. federal income tax consequences of holding stock in a REIT generally, see “U.S. Federal Income Tax Considerations.”

26.	May I invest more than the Plan maximum of $10,000 per month per account?

Submission of Requests for Waiver. Optional cash investments of more than $10,000 monthly (including any initial investments in excess of $10,000) (“Large Cash Purchase”) may be made only by investors that submit a request for waiver. Large Cash Purchase requests may be approved by us in our sole discretion at any time. Investors who wish to make Large Cash Purchases for any month should telephone us at (855) 232-5476 or (917) 472-4199 or access our website to determine if we will be considering Large Cash Purchase requests for such month. When you inquire, you will be informed of one of the following:

•	that we are not currently considering Large Cash Purchase requests; or

•	that we will be considering Large Cash Purchase requests, in which case we will provide information about submitting a Large Cash Purchase request form.

Large Cash Purchase request forms may be obtained online through the “Investor Relations” section of our website at www.ApolloReit.com or through our transfer agent EQ Shareowner Services at shareowneronline.com. We must receive completed Large Cash Purchase requests by facsimile at (646) 607-3251 no later than 3:00 p.m. Eastern Time on the third business day before the first day of the “pricing period” for the applicable waiver period, as described below. We will notify by telephone any investor whose Large Cash Purchase request has been approved (including the amount of the investment approved) by 5:00 p.m. Eastern Time on the second business day before the first day of the applicable pricing period. The Plan Administrator must receive good funds relating to any approved Large Cash Purchase request by wire transfer to the account designated by us no later than 2:00 p.m. Eastern Time on the business day before the first day of the applicable pricing period. All such funds received after 2:00 p.m. Eastern Time on such business day may be returned without interest.

Action on Large Cash Purchase Requests. We have the sole discretion to grant or refuse to grant, in whole or in part, a Large Cash Purchase request. In acting on a Large Cash Purchase request, we will consider relevant factors, including without limitation:

•	whether the Plan is then purchasing shares of our common stock from us or in the open market;

•	our need for additional funds;

•	the attractiveness of obtaining funds through the sale of shares of our common stock under the Plan compared to other available sources of funds;

•	the purchase price likely to apply to any sale of shares of our common stock under the Plan;

•	the party submitting the request, including the extent and nature of that party’s prior participation in the Plan and the number of shares of our common stock held by that party; and

•	the aggregate amount of Large Cash Purchases in excess of $10,000 monthly for which we have received Large Cash Purchase requests under the Plan.

Large Cash Purchases will be priced as follows:

•

To determine the purchase price of shares of our common stock purchased from us pursuant to a Large Cash Purchase request, we will fix the number of trading days in the “pricing period” for the applicable investment. The pricing period generally will consist of one to 15 consecutive trading days, unless the pricing period is extended as described below. On each trading day, we will generally apply an equal portion of the amount approved for investment pursuant to a Large Cash Purchase request to the purchase of shares of our common stock, subject to the qualifications described below. Each day in the pricing period on which shares of our common stock are purchased is referred to as a “Purchase Date.” The price for shares of our common stock purchased on each Purchase Date in a pricing period will be equal to 100% (less any applicable discount, as described below) of the composite volume weighted average price, rounded to four decimal places, of shares of our common stock, as traded on the composite exchanges during regular NYSE hours on the Purchase Date. We will obtain this composite exchange pricing information from Reuters or, if Reuters is no longer providing this information, another authoritative source.

•

We may establish for each pricing period a minimum, or “threshold,” price applicable to purchases made pursuant to a Large Cash Purchase request. We will make this determination in our discretion after a review of, among other factors, current market conditions, the level of participation in the Plan and our current and projected capital needs. We will notify an investor of the establishment of a threshold price at the time the Large Cash Purchase request has been approved.

•

If established for any pricing period, the threshold price will be stated as a dollar amount which the composite volume weighted average price of shares of our common stock, rounded to four decimal places, as traded during regular NYSE hours, must equal or exceed for each trading day of such pricing period (not adjusted for discounts, if any) in order for such trading day to be considered a Purchase Date. Except as provided below, any trading day for which such volume weighted average price is less than the applicable threshold price will not be considered a Purchase Date and no funds will be invested in shares of our common stock on that date. Funds that are not invested will be returned without interest, as described below.

•

The establishment of the threshold price and the potential return of a portion of investment funds apply only to investments made pursuant to Large Cash Purchase requests. Establishing a threshold price for a particular pricing period will not affect the establishment of a threshold price for any subsequent pricing period.

•

If we establish a threshold price for any pricing period, we may elect to extend that pricing period. If we do so, the initial pricing period may be extended by the number of trading days during the initial pricing period, up to five trading days, during which the threshold price is not satisfied or there are no trades of shares of our common stock on the composite exchanges.

•	Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

•

If we elect to grant a pricing period extension and the threshold price is satisfied for any additional trading day during an extension, that trading day will be included as a Purchase Date for the extended pricing period. For example, if the extension feature is in use and the initial pricing period is ten trading days, but the threshold price is not satisfied on three out of those ten days, the pricing period may be extended by three trading days. If the threshold price is satisfied on any of the three trading days during the extension period, each of those three trading days will be a Purchase Date for that pricing period.

•

We may, in our sole discretion, establish a discount from the market price otherwise applicable to Large Cash Purchases (including initial investments) made pursuant to a request for waiver, but we are not obligated to do so. Any discount (including any applicable brokerage fees paid by us) may be up to a maximum of 5% of the regular market price and may be varied by us in our sole discretion. We may establish any discount in our sole discretion after a review of, among other factors, current market conditions, the level of participation in the Plan, the attractiveness of obtaining financing through the sale of shares of our common stock as compared to other sources of funds, and our current and projected capital needs. Establishing a discount for a particular pricing period will not affect the establishment of a discount for any subsequent pricing period.

•

Any investor purchasing shares of our common stock pursuant to a request for a Large Cash Purchase will be treated as the beneficial owner of all shares of our common stock purchased on each Purchase Date in the applicable pricing period as of the close of business on such Purchase Date, although Plan shares of our common stock will not be credited to such investor’s account until the conclusion of the pricing period unless we elect to use the “continuous settlement feature” described below for that pricing period.

•

If we elect to use the continuous settlement feature, shares of our common stock will be credited to the Plan accounts of investors purchasing shares of our common stock pursuant to requests for a Large Cash Purchase within three business days after each Purchase Date. We may activate the continuous settlement feature for a particular investment at the time we determine other pricing terms in respect of shares of our common stock to be sold pursuant to a Large Cash Purchase request.

•

We will return, without interest, any amount to be invested pursuant to a Large Cash Purchase request that is not applied to the purchase of shares of our common stock because the threshold price is not met or shares of our common stock are not traded on the composite exchanges on any trading day during a pricing period or extension, as applicable. Any such uninvested funds will be returned within five business days after the last day of the applicable pricing period, as it may be extended. The amount returned will be based on the number of days on which the threshold price was not satisfied or no trades were reported on the composite exchanges compared to the total number of days in the pricing period or extended pricing period, as applicable. For example, the amount returned for a ten-day pricing period will equal one-tenth of the total amount of your proposed Large Cash Purchase investment for each trading day on which the threshold price is not satisfied or shares of our common stock are not traded on the composite exchanges.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver for Large Cash Purchases under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver.

27.	Are there any other limits on the purchase of shares of common stock under the Plan?

For us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year.

Our charter contains restrictions on the number of shares of our stock that a person may own. No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% of the outstanding shares of our common or capital stock (in value or number, whatever is more restrictive). These restrictions will not apply if our board of directors determines that it is no longer in our best interests to attempt to, or to continue to, qualify as a REIT or that compliance with these restrictions is no longer required in order for us to qualify as a REIT. Our board of directors, in its sole discretion, may exempt a person from these limits, subject to such terms, and conditions as it may determine and receipt of certain representations and undertakings. Our board of directors has established an exemption from this ownership limit which permits Apollo and certain of its affiliates to collectively hold up to 25% of our common stock. Our board of directors has also established exemptions from the ownership limit for certain institutional investors, each together with certain of their specified affiliates, to hold up to 19.9% of our common stock.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Internal Revenue Code). Any person who acquires or attempts or intends to acquire shares of our stock that will or may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, is required to immediately give written notice of such event or, in the case of such a proposed or attempted transaction, give us at least 15 days prior written notice and provide us with such information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT.

Any attempted transfer of shares of our stock that would result in shares of our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in any other violation of the above limitations will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid must be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (at its sole discretion) (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the event causing the shares to be held in the trust did not involve a purchase of such shares at market price (as defined in our charter), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, if the event causing the shares to be held in the trust did not involve a purchase of such shares at market price, the market price of such shares on the day of the event that resulted in the transfer of such shares) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the U.S. Treasury Department regulations promulgated thereunder) of our stock is required, within 30 days after the end of each taxable year, to give us written notice stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

28.	Am I protected against losses?

Your investment in the Plan is no different from any investment in shares of our common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions. For more information regarding risks relating to an investment in shares of our common stock, see “Risk Factors,” or similar captions, in our most recently filed Annual Report on Form 10-K.

The shares of common stock are not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by, EQ Shareowners Services or the company, and are subject to investment risks, including possible loss of principal amount invested. Shares of common stock held in the Plan are not subject to protection under the Securities Investor Protection Act of 1970.

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

In addition, the Purchase Price for shares acquired through the Plan will vary and cannot be predicted. The Purchase Price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment.

29.	How do I get more information?

Questions regarding the Plan should be directed to EQ Shareowner Services (see Question 23). You may also go to the website address set up for the Plan at shareowneronline.com. If your shares are not held in your name, contact your brokerage firm, bank, or other nominee for more information regarding your participation in the Plan. They can contact the Plan Administrator directly for instructions on how to participate on your behalf. You can also get more information from our website at www.ApolloReit.com.

OTHER PLAN INFORMATION

Business Day and Trading Day. As used in the Plan, “business day” and “trading day” mean each Monday, Tuesday, Wednesday, Thursday or Friday on which trading occurs on the NYSE.

Stock Dividends and Stock Splits. Any stock dividends or stock splits distributed by us on shares of our common stock held by the Plan Administrator for you will be credited to your account. This will include all whole and fractional shares. You will receive a statement indicating the number of shares or amount of cash dividends paid as a result of the transaction.

Other Capitalization Changes. If there occurs any other transaction that results in the number of outstanding shares of shares of our common stock being increased or decreased, such as a recapitalization, reclassification, reverse stock split or other combination of shares of our common stock, or other increase or decrease in shares of our common stock effectuated without receipt of consideration by us, each account balance will be adjusted to reflect the results of such transaction. You will receive a statement indicating the effects of such transaction on your account balance.

Voting of Plan Shares. Participants in the Plan will receive voting materials and have the sole right to vote their shares of common stock represented by the shares held for them in the Plan. In the event the participant does not provide direction for voting, the Plan shares owned by such participant will not be voted.

The participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recently submitted instructions.

Stockholder Communications. Plan participants will receive all communications sent to all of our stockholders. You may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com.

Limitation of Liability. The Plan Administrator, its nominee, and the company and its affiliates shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

In administering the Plan, neither we, the Plan Administrator nor any independent agent selected by the Plan Administrator shall be liable for any good faith act or omission to act, including, but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which common stock are purchased or sold, or (iii) as to the value of the common stock acquired for participants. Buying and selling common stock are subject to investment risk. The price may fall or rise during the period between a request for investment or sale, its receipt by the Plan Administrator, and the ultimate transaction in the open market. Any decision to purchase or sell securities through the Plan must be made by the participant based upon his or her own research and judgment. The price risk will be borne solely by the participant.

The Plan Administrator is acting solely as our agent and owes no duties, fiduciary or otherwise, to any other person by reason of the Plan, and no implied duties, fiduciary or otherwise, shall be read into the Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into the Plan against the Plan Administrator or us.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator (i) will not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and (ii) will not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances. None of the directors, officers, employees or stockholders of Apollo or any of its subsidiaries will have any personal liability under the Plan. The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

The Plan Administrator is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of our common stock by Plan participants. The Plan Administrator will furnish the name of the registered broker, including any affiliated broker, utilized in share transactions within a reasonable time upon written request from the participant.

We and the Plan Administrator may agree from time to time to amendments and modifications of the Plan.

The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. Contact the Plan Administrator (see Question 23) to determine if a particular request, including any sales request, must be submitted in writing.

Any notice, instruction, request, election or direction that is required or permitted under the Plan shall become effective when received by the Plan Administrator. Such notice, instruction, request, election or direction shall be mailed to the address set forth in this prospectus.

Except as otherwise expressly provided herein, participants may not sell, pledge, hypothecate or otherwise assign or transfer the participant’s account any interest therein or any cash or shares credited to the participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareholder’s rights in respect to shares for which certificate(s) have been received.

The Plan Administrator may terminate the account at any time by notice in writing mailed to the participant.

Modification or Termination of the Plan. We reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any suspension, material modification or termination. If you elect to receive your account information electronically, we may send any of these notices by e-mail. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan.

Denial or Termination of Participation. The Plan is designed for long-term investors who would like to invest and build ownership of shares of our common stock over time. The Plan is not intended to provide stockholders with a mechanism for generating short-term profits through rapid turnover of shares acquired at a discount. Further, the Plan’s intended purpose precludes any individual or entity from establishing a series of related accounts for the purpose of conducting arbitrage operations or exceeding the optional cash investment limits. You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of shares of our common stock. If you engage in short-term trading activities, we may prevent you from participating in the Plan. We reserve the right to deny, suspend or terminate participation by a Plan participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such an event, the Plan Administrator will notify the participant in writing of its action and will continue to hold the participant’s shares in book-entry form through DRS, but will no longer reinvest the participant’s dividends or accept optional cash investments from the participant.

Foreign Investors. You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or, if you are a corporation or other entity, where you are organized or domiciled. If you are a citizen of, or organized or domiciled in, a country other than the U.S., you should independently confirm that by participating in the Plan you will not violate local laws governing, among other matters, taxes, currency and exchange controls, stock registration and foreign investments. We reserve the right to terminate the participation of any investor in the Plan if it deems termination to be advisable under any foreign laws or regulations. Non-U.S. investors may be subject to tax withholding requirements, as discussed in this prospectus under “U.S. Federal Income Tax Considerations.”

Multiple Accounts. We reserve the right to aggregate all optional investments for Plan participants with more than one account using the same name, address or social security or taxpayer identification number. We also may aggregate Plan accounts that it believes to be under common control or management or to have common ultimate beneficial ownership. If we exercise our rights to aggregate investments and the resulting investment in the Plan would exceed $10,000 per month without a request for Large Cash Purchase approved by us, the amount in excess of $10,000 will be returned without interest as soon as administratively possible.

Change of Plan Administrator. We reserve the right to terminate EQ Shareowner Services as Plan Administrator and appoint another institution to serve as Plan Administrator, or to administer the Plan ourselves. All participants will receive notice of any such change, which may be by e-mail to participants electing to receive communications electronically, of any such change.

Interpretation of the Plan. Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan’s operations. Any such determination by us will be conclusive and binding on Plan participants.

SUMMARY OF IMPORTANT DEADLINES

Dividend Reinvestment. Initial enrollment is available at any time. Dividend reinvestment will begin with the dividend payable after the first record date following initial enrollment and either deposit of shares of our common stock or purchase of shares of our common stock under the Plan.

To change dividend reinvestment options for a particular dividend, the Plan Administrator must receive notice of any change on or before the record date for that dividend. Shares of our common stock will be credited to your Plan account in connection with any dividend reinvestment on the dividend payment date if shares of our common stock are acquired from us, or following the last day on which all open market purchases following a dividend payment are completed if shares of our common stock are acquired from third parties.

Initial and Optional Cash Investments up to $10,000 Monthly. Initial enrollment is available at any time. Receipt of funds by the Plan Administrator for initial investment from $250 (or $100 plus authorization for recurring withdrawals of $100) up to $10,000 in any month and no later than one business day prior to an Investment Date.

Receipt of funds by the Plan Administrator for subsequent cash investments of at least $100 and no later than one business day prior to an Investment Date.

The Plan Administrator must receive your written request for a refund no later than the second business day before the Investment Date.

Any initial optional cash investment will be invested generally within five trading days, and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Exchange Act or other applicable provisions of securities law. In making purchases for the participant’s account, the Plan Administrator may commingle the participant’s funds with those of other participants of the Plan. Purchases may be subject to certain fees and conditions (see Question 9).

Automatic investments. A participant may setup an automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see Question 23). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from the participant’s designated bank account on or about the 9th and/or the 25th of each month and will be invested in our common stock generally within five trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

Large Cash Purchases. You may obtain information on Large Cash Purchase requests for a particular month by telephoning us at 1-855-232-5476 or 1-917-472-4199 at any time.

Submission of Large Cash Purchase requests by us may be made no later than 3:00 p.m. Eastern Time on the third business day before the first day of the applicable pricing period. Approval or denial of Large Cash Purchase requests by us may be made by 5:00 p.m. Eastern Time on the second business day before the first day of the applicable pricing period. Receipt of funds by the Plan Administrator for Large Cash Purchases in excess of $10,000 no later than 2:00 p.m. Eastern Time on the business day before the first day of the applicable pricing period.

Sale of Plan Shares. The Plan Administrator will sell shares of our common stock as soon as administratively possible for properly authorized requests. Sales will be aggregated with all other shares of our common stock for which requests for sales have been timely received by the Plan Administrator. Net proceeds checks generally will be mailed as soon as administratively possible after the settlement date.

USE OF PROCEEDS

We will receive proceeds from the sale of shares of our common stock that the Plan Administrator purchases directly from us on behalf of the Plan. We intend to use the net proceeds from the sale of such shares of our common stock to acquire target assets, repay indebtedness or for general corporate purposes. We have no basis for estimating either the number of shares of our common stock that will be sold directly by us to the Plan or the prices at which such shares will be sold. We will not receive any proceeds from the sale of our common stock that the Plan Administrator purchases on behalf of the Plan in the open market or in privately negotiated transactions.

PLAN OF DISTRIBUTION

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for Large Cash Purchases by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to requests for waiver in connection with Large Cash Purchases by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver for Large Cash Purchases under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

Shares of our common stock may not be available under the Plan in all states or jurisdictions. We are not making an offer to sell shares of our common stock in any jurisdiction where such offer or sale is not permitted.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Apollo Commercial Real Estate Finance, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to review the following discussion and to consult with your tax advisor to determine the effects of ownership and disposition of our securities on your individual tax situation, including any state, local or non-U.S. tax consequences. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING AND DISPOSING OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of our company—general

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2009. We believe that we have been organized and operated in a manner that has enabled us to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate, in a manner that will allow us to continue to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with the filing of this prospectus. We will receive the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and our Manager regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that they and we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and operated, and we intend to continue to operate, so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we have qualified or will qualify as a REIT for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In addition, Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in general

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for qualification as a REIT.” While we believe that we have operated and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our stockholders and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

Individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of taxable U.S. stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates (currently 21%) on any undistributed income, including undistributed net capital gains.

•	For taxable years beginning prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited transactions” and “—Foreclosure property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants (if any), and/or any taxable REIT subsidiaries, or TRSs, we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a subchapter C corporation (generally, a corporation that is not a REIT, a RIC, or an S corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by us over the basis of such assets on such date at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation. The results described in this paragraph assume that the subchapter C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Internal Revenue Code is excluded from the application of this built-in gains tax.

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. See “—Effect of subsidiary entities—Taxable mortgage pools” and “—Excess inclusion income.”

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)

which meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we have issued common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of subsidiary entities

Ownership of partnership interests

In the case of a REIT that is a partner in a partnership (references herein to “partnership” include limited liability companies that are classified as partnerships for U.S. federal income tax purposes), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) will be treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Partnership audits

Recent legislation may alter who bears the U.S. federal income tax liability in the event any subsidiary partnership is audited and an adjustment is assessed. Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of the partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed for the affected partners, subject to a higher rate of interest than otherwise would apply. These changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal tax audit of a subsidiary partnership.

Disregarded subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS as described below under “—Taxable REIT Subsidiaries,” that is wholly-owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset tests” and “—Gross income tests.”

Taxable REIT subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a TRS would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. We have made TRS elections with respect to ACREFI I TRS, Inc., a Delaware corporation that is wholly-owned by us, or ACREFI I TRS; ACREFI II TRS, Ltd., a Cayman company that is wholly-owned by us, or ACREFI II TRS; ACREFI III TRS, Inc., a Delaware corporation, or ACREFI III TRS; ACRE Debt 2 PLC, a UK public limited company, or ACRE TRS; and ARM TRS LLC, a Delaware limited liability company that became wholly-owned by us in connection with the merger of Apollo Residential Mortgage, Inc. or AMTG, into us; and may make TRS elections with respect to additional entities we may form in the future. The Internal Revenue Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation (or a non-U.S. entity treated as a corporation for U.S. federal income tax purposes) that restricts its activities in the United States to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees or through a resident broker, commission agent, custodian or other agent. Each of ACREFI II TRS and ACRE TRS believes that it has operated and intends to continue to operate in a manner so that it is not subject to U.S. federal income tax on its net income. Therefore, despite the status of each of ACREFI II TRS and ACRE TRS as a TRS, neither ACREFI II TRS nor ACRE TRS should generally not be subject to U.S. federal corporate income tax on its earnings. However, certain U.S. stockholders of non-U.S. corporations are required to include in their income currently their proportionate share of certain earnings of such a corporation, whether or not such earnings are distributed. As a result, we are required to include in our income, on a current basis, any earnings of ACREFI II TRS, ACRE TRS, and under certain circumstances, earnings of any other non-U.S. corporation in which we own a direct or indirect interest. This could affect our ability to comply with the REIT income tests and distribution requirement. See “—Gross Income Tests” and “—Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the

REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% (25% for our taxable years beginning before January 1, 2018) of our total assets. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by one or more domestic TRSs we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of taxable U.S. stockholders” and “—Annual distribution requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or a TRS or deducted by a TRS due to transactions between a REIT, its tenants, and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to monitor our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax. We may make loans to certain of our TRSs. Deductions for interest paid on any such loan by a TRS may be limited to the sum of (i) the interest income of the TRS for the taxable year, and (ii) 30% (50% in for taxable years 2019 and 2020) of the adjusted taxable income of the TRS for the taxable year.

Taxable mortgage pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

Gross income tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, gain from the sale or disposition of stock or securities, and other income that the IRS determines to be qualified income for this purpose, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any entity or arrangement treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a mortgage loan that is not fully secured by real property, that is secured by personal property and, beginning in 2016, if the fair market value of the personal property securing the loan exceeds 15% of the fair market value of the real and personal property securing the loan, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. The IRS has issued Revenue Procedure 2011-16 and Revenue Procedure 2014-51 addressing a REIT’s investment in distressed debt, or the Distressed Debt Revenue Procedures. The Distressed Debt Revenue Procedures interpret the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any mortgage loan that we invest in that is not fully secured by real property, is secured in part by personal property and, beginning in 2016, is secured by personal property the fair market value of which exceeds 15% of the fair market value of all real and personal property securing the mortgage loan will therefore be subject to the interest apportionment rules and the position taken in the Distressed Debt Revenue Procedures, as described above. For taxable years beginning after December 31, 2015, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by real property for purposes of these rules.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or if held by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we hold are certain mezzanine loans and preferred equity interests secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, the Revenue Procedure, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We treat certain mezzanine loans and preferred equity investments (which we treat as mezzanine loans for U.S. federal income tax purposes) that may not meet all of the requirements for reliance on this safe harbor as real estate assets giving rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise not adversely affecting our qualification as a REIT. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test. To the extent that such non-qualification causes us to fail the 75% gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.

In addition, there is limited case law and administrative guidance addressing whether certain preferred equity investments or mezzanine loans will be treated as equity or debt for U.S. federal income tax purposes. We treat our mezzanine loans and, in certain cases may treat a preferred equity investment as debt for U.S. federal income tax purposes and as qualified mezzanine loans. No assurance can be given that the IRS will not successfully challenge the treatment of such investments as debt and as qualifying real estate assets. If one of such mezzanine loan or preferred equity investment was treated as equity for U.S. federal income tax purposes, we would be treated as owning a proportionate share of the assets and earning a proportionate share of the gross income of the pass-through entity that issued the relevant interest, which, depending on the assets and income of such entity, could potentially adversely impact our ability to maintain our qualification as a REIT or potentially subject us to an income or penalty tax.

We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In the case of a mortgage loan that is not fully secured, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that the CMBS that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from CMBS will be qualifying income for purposes of the REIT gross income tests.

Fee income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from equity investments in certain foreign corporations, such as ACREFI II TRS and ACRE TRS, are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. However, under IRS guidance, such income inclusions generally will constitute qualifying income for purposes of the REIT 95% gross income test.

Hedging transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, interest only strips, options, futures contracts, forward rate agreements, swaptions, similar financial instruments, or other financial instruments that we deem appropriate. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard.

Rents from real property

To the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1 % of the total gross income from the property for the relevant taxable year. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not otherwise disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom income

Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount generally is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the CMBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the CMBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on CMBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the CMBS are not made.

In addition, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

In addition to the rules described above where we could be required to recognize taxable income in advance of a corresponding receipt of cash, we generally will be required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under the general tax principals otherwise discussed herein.

We may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual distribution requirements.”

Failure to satisfy the gross income tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in general,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, interests in mortgages secured by real property on interests in real property, and certain kinds of CMBS and mortgage loans, and, beginning in 2016, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value securing such mortgage, and personal property to the extent income from such personal property is treated as “rents from real property” because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either (A) voting power, or (B) value, or the 10% value test. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% (25% for our taxable years beginning before January 1, 2018) of the value of our total assets. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests described above do not apply to securities of TRSs, qualified REIT subsidiaries, or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and other excluded securities described in the Internal Revenue Code including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, for purposes of the 10% value test (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

Failure to satisfy the asset tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1 % of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets comprising our mortgage-related investments and securities that we own generally will continue to be qualifying assets for purposes of the 75% asset test, and that our holdings of TRSs and other assets will continue to be structured in a manner that will comply with the foregoing REIT asset requirements, and we monitor compliance on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets including our interests in our TRSs or other nonpublicly traded investments may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we have and may continue to enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets.

We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual distribution requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below) and recognized built-in gain (as discussed above); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For taxable years beginning prior to January 1, 2015, in order for distributions to be counted toward our distribution requirement, and to give rise to a tax deduction to us, they could not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among our different classes of stock as set forth in our organizational documents. Beginning in 2015, these preferential dividend limitations no longer apply to us during any period that we are treated as a publicly offered REIT, which generally includes a REIT required to file annual and periodic reports with the SEC.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In addition, we generally are required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under general tax principals, resulting in “phantom income.” In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Excess inclusion income

A portion of our income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•

is taxable (at the highest U.S. federal corporate tax rate, currently 21%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our securities.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates (currently 21%).

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions that will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of taxable U.S. stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our securities constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our securities. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. stockholders who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, pursuant to Section 199A of the Internal Revenue Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, proposed Treasury regulations provide that shareholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Although these proposed Treasury regulations are not currently effective, taxpayers may rely on them pending their finalization or withdrawal. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal tax rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. non-corporate stockholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from subchapter C corporations (including any domestic TRS in which we may own an interest);

(b)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a subchapter C corporation over the U.S. federal income tax paid by us with respect to such built-in gain;

provided that in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any domestic TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Any net operating losses generated in years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (determined without regard to the dividends paid deduction). The Coronavirus Aid, Relief and Economic Security Act, signed into law on March 27, 2019 (the “CARES Act”) temporarily repealed the annual limit of 80% on the amount of taxable income that such NOLs can offset for taxable years beginning before January 1, 2021. See “—Taxation of our company—General” and “—Annual distribution requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of subsidiary entities—Taxable mortgage pools” and “—Excess inclusion income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of our common stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates of up to 37% (for taxable years beginning after December 31, 2017 and before January 1, 2026) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive activity losses and investment interest limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare tax on unearned income.

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. The temporary 20% deduction currently allowed by Section 199A of the Internal Revenue Code, with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Internal Revenue Code and this is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Internal Revenue Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Foreign Accounts

Dividends paid after June 30, 2014 to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our securities. See “—Foreign Accounts” below.

Taxation of tax-exempt U.S. stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of subsidiary entities,” and “—Excess inclusion income”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), and c)(17) of the Internal Revenue Code, respectively, are subject to different

UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) that is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Although we do not anticipate that we will be treated as a pension-held REIT, there can be no assurance that this will be the case. Prospective stockholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our securities. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of non-U.S. stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of ownership of our common stock.

Ordinary dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-dividend distributions

Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below under “Dispositions of our common stock”, distributions by us in excess of the sum of (1) a non-U.S. stockholder’s proportionate share of our earnings and profits plus (2) the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, we do not expect shares of our common stock to constitute USRPIs.

Capital gain dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by a treaty) in the hands of a non-U.S. stockholder that is a corporation. However, the 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend, or (ii) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements. Instead, any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “—Taxation of non-U.S. stockholders—Ordinary dividends.” Also, the branch profits tax will not apply to such a distribution. In addition, certain non-U.S. publicly traded stockholders that meet certain recordkeeping requirements, which we refer to in this discussion as qualified stockholders are exempt from FIRPTA except to the extent owners of such qualified stockholders that are also qualified stockholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or an entity all of the interests of which are held by a “qualified foreign pension fund” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). We do not anticipate that a material portion of our assets will constitute USRPIs.

Dispositions of our common stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

(a)

Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

(b)

We are not a “domestically-controlled REIT.” A domestically-controlled REIT includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. persons at all times during a specified testing period. For this purpose, we may generally presume that any class of our securities that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market is held by U.S. persons except in the case of holders of 5% or more such class of securities and except to the extent that we have actual knowledge that such securities are held by non-U.S. persons. In addition, certain look-through and presumption rules will apply to any of our securities held by a RIC or another REIT. Although we believe that we are a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we will remain a domestically-controlled REIT; and

(c)

Either (i) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (ii) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 10% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our securities.

In addition, dispositions of our common stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our common stock. An actual or deemed disposition of our common stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our common stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Specific wash sales rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled

REIT. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Tax consequences of participation in the Plan

General

We plan to offer stockholders and prospective stockholders the opportunity to participate in the Plan. Although we do not initially anticipate offering shares of our common stock at a discount or discounting the purchase price of our shares under the Plan, in the future, at our sole discretion, shares of our common stock acquired from us or in the open market pursuant to the Plan may be acquired at a discount as determined and set by us from time to time, ranging from 0% to 5%, taking into account any brokerage fees incurred by us.

Amounts treated as a distribution

Generally, a Plan participant will be treated as having received a distribution with respect to our common stock for U.S. federal income tax purposes in an amount determined as described below.

•

A stockholder whose dividends are reinvested in our common stock purchased from us or in the open market will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to our common stock equal to the fair market value of our common stock credited to the stockholder’s Plan account on the date the dividends are reinvested plus any brokerage fees and any other expenses deducted from the amount of the distribution reinvested. The amount of the distribution deemed received (and that will be reported on the Form 1099-DIV received by the stockholder) may exceed the amount of the cash dividend that was reinvested, due to a discount that may be offered on the purchase price of the common stock purchased.

•

A stockholder who participates in the optional cash investment feature of the Plan will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to its stock equal to the fair market value of our stock credited to the stockholder’s Plan account on the date the stock is purchased (plus any brokerage fees paid by us) less the amount paid by the stockholder for our common stock.

•

Newly enrolled participants who are making their initial investment in our common stock through the Plan’s cash purchase feature and therefore are not currently our stockholders should not be treated as receiving a distribution from us, even if a discount is offered. Stockholders and prospective stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash purchases in our stock made through the Plan.

In the situations described above, a stockholder will generally be treated as receiving a distribution from us even though no cash distribution is actually received. These distributions will be taxable in the same manner as all other distributions paid by us, as described above under “Taxation of taxable U.S. stockholders,” “Taxation of tax-exempt stockholders,” or “Taxation of non-U.S. stockholders,” as applicable.

Basis and holding period in stock acquired pursuant to the Plan

Subject to the discussion below regarding the “average basis method,” the tax basis for our common stock acquired by reinvesting cash distributions through the Plan generally will equal the fair market value of our common stock on the date of distribution (plus the amount of any brokerage fees paid by the stockholder). Accordingly, if we offer a discount on the purchase price of our common stock purchased with reinvested cash distributions, the tax basis in our common stock would include the amount of any discount. The holding period for our common stock acquired by reinvesting cash distributions will begin on the day following the date of distribution.

Subject to the discussion below regarding the “average basis method,” the tax basis in our common stock acquired through an optional cash purchase generally will equal the cost paid by the participant in acquiring our stock, including any brokerage fees paid by the stockholder. If we offer a discount on the purchase price of our stock purchased by making an optional cash purchase or pay any brokerage fees, then the tax basis in those shares of stock also would include any amounts taxed as a dividend. The holding period for our common stock purchased through the optional cash investment feature of the Plan generally will begin on the day our stock is purchased for the participant’s account.

Absent an election to the contrary from you, the Plan Administrator intends to use the “FIFO” (as defined in applicable Treasury Regulations) for shares of our common stock acquired by or for you under the Plan. The FIFO method of computing tax basis will apply to shares acquired by or for you under the Plan, except to the extent you provide notice to the Plan Administrator that you elect to use the average basis method of computing the tax basis of your shares under the Plan or another permitted method. The Plan complies with Treasury Regulations that generally allow taxpayers to elect to use the average basis method with respect to shares of stock acquired in connection with a dividend reinvestment plan if the plan requires the reinvestment of at least 10% of every dividend. As a result, you may make an election to use the average basis method of determining such tax basis at any time, and such method will apply to all dispositions of shares under the Plan following such election. You should consult your tax advisor regarding the average basis method and the elections that are appropriate for you.

Withdrawal of Stock from the Plan

When a participant withdraws stock from the Plan and receives stock certificates, the participant will not realize any taxable income. However, if the participant receives cash for a fractional share, the participant will be required to recognize gain or loss with respect to that fractional share.

Effect of Withholding Requirements

Withholding requirements generally applicable to distributions from us will apply to all amounts treated as distributions pursuant to the Plan. See “—Taxation of non-U.S. stockholders,” “—Backup withholding and information reporting” and “—New legislation relating to foreign accounts” for discussion of the withholding requirements that apply to other distributions that we pay. All withholding amounts will be withheld from distributions before the distributions are reinvested under the Plan. Therefore, if a stockholder is subject to withholding, distributions which would otherwise be available for reinvestment under the Plan will be reduced by the withholding amount.

Backup withholding and information reporting

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign accounts

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. Under Treasury Regulations, a 30% withholding tax is imposed on payments made with respect to dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U. S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, local and foreign taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or other actions affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our securities.

LEGAL MATTERS

Clifford Chance US LLP will pass upon the validity of the shares we are offering under this prospectus, as well as certain U.S. federal income tax matters.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering shares of common stock that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-34452)	Year ended December 31, 2019

Document	Period
Quarterly Report on Form 10-Q (File No. 001-34452)	Quarter ended September 30, 2020
Quarterly Report on Form 10-Q (File No. 001-34452)	Quarter ended June 30, 2020
Quarterly Report on Form 10-Q (File No. 001-34452)	Quarter ended March 31, 2020

Document	Filed
Current Report on Form 8-K (File No. 001-34452)	July 7, 2020
Current Report on Form 8-K (File No. 001-34452)	June 5, 2020
Current Report on Form 8-K (File No. 001-34452) (only with respect to Item 8.01)	March 16, 2020
Current Report on Form 8-K (File No. 001-34452)	February 6, 2020

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019) (File No. 001-34452)

April 22, 2020

Document	Filed

Description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-34452), as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 13, 2020

September 10, 2009

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 9 West 57th Street, 43rd Floor, New York, New York 10019, Attention: Apollo Commercial Real Estate Finance, Inc., Investor Relations, or contact our offices at (212) 515-3200. The documents may also be accessed on our website at www.apolloreit.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

Direct Stock Purchase and Dividend Reinvestment Plan

Prospectus

November 5, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the shares of common stock being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,830
Printing and engraving expenses*	$14,000
Legal fees and expenses*	$75,000
Accounting fees and expenses*	$12,500
Miscellaneous*	$15,000

Total*	$120,330

*	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (“MGCL”) requires us (unless our charter provides otherwise, which our charter does not) to indemnify each of our directors or officers who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity with us. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.

4.1*	Form of Certificate for Common Stock of Apollo Commercial Real Estate Finance, Inc.

5.1+	Opinion of Clifford Chance US LLP as to the validity of the offering of the shares of common stock.

8.1+	Opinion of Clifford Chance US LLP with respect to tax matters.

23.1+	Consent of Deloitte & Touche, LLP.

23.2+	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.3+	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

24.1+	Power of Attorney (included on signature page).

*	Incorporated by reference to the registrant’s Registration Statement on Form S-11, as amended (Registration No. 333-160533).
+	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of November, 2020.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stuart A. Rothstein, Jai Agarwal and Jessica L. Lomm and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ Stuart A. Rothstein Stuart A. Rothstein	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2020

By:	/s/ Jai Agarwal Jai Agarwal	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 5, 2020

By:	/s/ Michael E. Salvati	Chairman of the Board of Directors	November 5, 2020
Michael E. Salvati

By:	/s/ Mark C. Biderman	Director	November 5, 2020
Mark C. Biderman

By:	/s/ Brenna Haysom	Director	November 5, 2020
Brenna Haysom

By:	/s/ Robert A. Kasdin	Director	November 5, 2020
Robert A. Kasdin

	Signatures	Title	Date

By:	/s/ Katherine G. Newman	Director	November 5, 2020
Katherine G. Newman

By:	/s/ Eric L. Press	Director	November 5, 2020
Eric L. Press

By:	/s/ Scott S. Prince	Director	November 5, 2020
Scott S. Prince